Exhibit 10.72

Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

Polestar

Contract - Permanent Employment

Polestar Performance AB, registration number 556653-3096, with address Assar Gabrielssons väg 9, 405 31 Gothenburg, Sweden (hereafter called the Company), and John Malmqvist, have entered the following terms of employment. This employment contract, hereafter called the Employment Contract, revokes all previous agreements between the Company and the Employee regarding the subject matter hereof.

Position

Chief Financial Officer (CFO)

Location/Department

Gothenburg, Finance

Employment type

The employment is permanent, starting from 2021-09-20 (TBD) and shall continue for an indefinite period.

Termination

Termination by the Employee - 6 months’ notice

Termination by the Company - 12 months’ notice and 12 months’ Severance Pay

Working hours

This is a full-time position, in accordance with in accordance with the collective agreement Teknikavtalet Unionen/Sverigers Ingenjörer/Ledarna. The Employee is exempted from the provisions of §§2-5 in the working time agreement. This means the Employee is not entitled to overtime or travel compensation.

Salary

The gross monthly salary for this position is [***] with a twelve month annual pay-out. The Salary will be reviewed yearly or otherwise in accordance with applicable collective agreement. The monthly salary is adjusted to include compensation for overtime and travelling time.

Vacation

The employee is entitled to thirty (30) vacation days per year. The vacation year is defined as the period from April 1st until March 31st. Vacation benefits are regulated in general according to applicable national and local collective agreements.

Company Car

The employee is entitled to an individual company benefit car according to current benefit car policy. Accordingly, If the employee decides to get a company benefit car, a deduction from the monthly gross salary will be made according to current benefit car policy (for 2021 the monthly deduction is 900 SEK). If the employee chooses not to take the option of an individual benefit car within a year from this contract date, the continuation of the benefit will be reconsidered according to the benefit car policy.

Polestar Performance AB Assar Gabrielssons väg 9 SE-405 31 Göteborg Sweden Polestar.com	Registered: Gothenburg, Sweden Registration no. 556653-3096

Polestar

Pension

The Employee shall receive pension benefits according to the ITP pension plan defined by Swedish law, collective agreements and Volvo Car’s pension regulations.

Variable pay programme

The Employee participates in the Company’s variable pay programme in accordance with current variable pay policy. The Company reserves the right to, at its own discretion, alter the terms of the variable pay programme from year to year or to withdraw them altogether. All variable pay schemes are subject to approval from the Board of the Company.

Other conditions of employment

The applicable collective agreement—either Teknikavtalet Unionen/Sveriges Ingenjörer/Ledarna or an equivalent national collective agreement valid at the time -applies. In addition to the national collective agreement, the local collective agreement at the Company applies.

Compliance of Company policies and regulations

The Employee shall comply with the Code of Conduct and other applicable policies and regulations at the Company.

Confidentiality and loyalty

The Employee must exercise complete discretion and loyalty concerning the Company. Both during and after the employment, the Employee shall hold trade secrets, including without limitation, secret information contained in invention disclosures, unreleased product names and designs, strategic product and cycle plans, planned acquisitions, know-how, data, software code, specifications, manufacturing processes, supplier information etc. of the Company in strict confidence. The Employee shall not disclose these trade secrets to anyone except other employees of the Company who have a need to know the trade secrets in connection with the Company’s business. The Employee also agrees to not share with the Company any trade secrets belonging to third parties, such as a former employer, that may be in the Employee’s possession. The Employee may be subject to legal proceedings for any misuse or unauthorised disclosure of any trade secrets and/or know-how both during and after employment within the Company.

Intellectual Property

The Employee acknowledges that all intellectual property (IP) that the Employee generates, modifies or improves in the course of the Employment Contract shall be or remain assigned to the Company from its creation, without compensation other than that established within the scope of law (i.e., reasonable compensation for ideas which constitute patentable inventions), within the legal limits. For purposes of this contract, IP includes, but is not limited to (i) inventions, innovations and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto; (ii) know-how, ideas, concepts, creations, layouts, designs, drawings, patterns, models, compositions, architectures, protocols, formulas, algorithms, processes, programs, methods, computer software (including object code and source code and related documentation), and research and development; (iii) patents; (iv) trademarks; (v) copyrights; (vi) design rights; (vii) internet domain names and registrations and applications for registration or renewals thereof, and email addresses, telephone numbers, social media identifications and tags; (vii) all rights in databases and data collections; (viii) all moral and economic rights of authors and inventors, however denominated; (ix) topographies of semiconductor products; (x) confidential information; and (xi) trade secrets.

Polestar Performance AB Assar Gabrielssons väg 9 SE-405 31 Göteborg Sweden Polestar.com	Registered: Gothenburg, Sweden Registration no. 556653-3096

Polestar

Personal data

The employee has been informed and agrees that personal data, regulated under GDPR (General Data Protection Regulation), may be registered by the Company. The employee has also been informed and has agreed to that such information may be transferred to a third party for system management purposes.

Polestar Performance AB

Manager, CEO	HR

/s/ Thomas Ingenlath	/s/ Monika Franke
Thomas Ingenlath	Monika Franke

2021-09-17	2021-08-23
Date	Date

Employee

/s/ Johan Malmqvist
Johan Malmqvist

Aug 24, 2021
Date

Polestar Performance AB Assar Gabrielssons väg 9 SE-405 31 Göteborg Sweden Polestar.com	Registered: Gothenburg, Sweden Registration no. 556653-3096

Polestar

Privacy notice - HR, Polestar

Controller

Polestar Performance AB, a Swedish legal entity with registration number 556653-3096, Assar Gabrielssons Vag 9, SE-405 31, Gothenburg, Sweden, hereinafter referred to as “Polestar”, “we”, “our” and “us”,, will as controller process your personal data as described below.

Purpose, Retention Time and legal basis for processing

We process personal data such as your name, contact information and other personal data in order to manage basic HR processes as part of your employment, such as paying your salary and providing you with access to IT systems and Polestar premises. More information regarding the purpose of our processing, the categories of personal data, the legal grounds for doing so, the retention time, and with whom your personal data is shared can be found on our Intranet.

Disclosure I Recipients of your personal data/ Transfer

Your personal data will be disclosed to and processed by our IT suppliers and service providers. In relation to our IT suppliers and service providers located outside of EEA, we will transfer your personal data in accordance with the Standard Contractual Clauses adopted by the European Commission.

Your rights and contact information

You have the right to request a copy of your personal data that we store about you. We want to make sure that your personal information is accurate and up to date. Please do not hesitate to ask us to correct or remove information you think is inaccurate. You also have the right to have your personal data deleted and to have our processing of your personal data restricted in certain circumstances. In addition, you have the right to object to our processing of your personal data as well as to receive your personal data, which you have provided to us, in a structured, commonly used and machine-readable format and to have these transmitted to another controller. If you feel that we are processing your personal data in violation of privacy laws and regulations, you have the right to lodge a complaint with the supervisory authority.

For our Global Data Protection Officer, please send an e-mail to: dpo@polestar.com or send a letter to: Data Protection Officer, Polestar, Assar Gabrielssons Vag 9, SE-405 31 Gothenburg, Sweden.

I have read and acknowledge the Privacy Notice.

Employee

/s/ Johan Malmqvist
Johan Malmqvist

Aug 24, 2021
Date

Polestar Performance AB Assar Gabrielssons väg 9 SE-405 31 Göteborg Sweden Polestar.com	Registered: Gothenburg, Sweden Registration no. 556653-3096

Polestar

Agreement of paid vacation in advance

Polestar Performance AB and the above mentioned Employee have reached an agreement regarding offer of paid vacation in advance (loan days), according to the following terms:

Purpose

The purpose of paid vacation in advance is to offer the possibility to take paid vacation before the full vacation entitlement has been accrued. The intention is that vacation in advance should be taken when other employees in the work place are on vacation, which is normally during the main summer vacation period as well as around Christmas.

Conditions

The Employee will receive normal monthly pay during the vacation period. The Employee and the Employee’s manager are to reach an agreement on when these vacation days may be used. The paid vacation days cannot be saved for the following year if not used, nor will these days be compensated for in any other way.

Number of loan days: 30

Available during vacation year: 2021-04-01—2022-03-31

Repayment

If the employment with Polestar is terminated within five (5) years from the beginning of employment, the employee is obliged to repay the same amount that has been paid out during the vacation. The amount will be deducted from the final salary.

Last repay date: 2026-10-01

YES	I have received the offer and accept
NO	I have received the offer but declined

Above agreement is confirmed:

Employment

/s/ Johan Malmqvist
Johan Malmqvist

Aug 24, 2021
Date

Polestar Performance AB Assar Gabrielssons väg 9 SE-405 31 Göteborg Sweden Polestar.com	Registered: Gothenburg, Sweden Registration no. 556653-3096

Polestar

DOCUMENT TYPE

This letter is NOT an official job offer. This letter describes a benefit proposal if a job proposal would to be formally offered.

Johan Malmqvist

Position: Chief Financial Officer (CFO) Polestar

Reporting to: CEO Polestar

Place of employment: Gothenburg, Sweden

Proposal Annual Salary Not entitled to separate compensation for overtime work	SEK[***]

Short Term Vehicle Pay (STVP) - Target 50%	SEK[***]

Short Term Variable Pay (STVP) - Max 80% (Annual Bonus Program with same Global KPI’s for all executive mgmt)	SEK [***]

Total Target cash compensation	SEK [***]

Long Term Variable Pay (LTVP) - Program 1 salary)	SEK [***]

Program 1: Cash based individual LTVP to be paid out in three installments (one third 12 months after starting date, second third 18 months after starting date and last third 24 months after starting date). Subject to pension contribution.

Long Term Variable Pay (LTVP) - Program 2	Exec. Mgmt Share Based Program

Program 2: Executive LTVP Program in development. Program to be put in place in 2021 as per decided by the Board, Annual Share Based Program for Executive Mgmt Team with [***]% of annual salary per annum, with vesting after three years. Program vehicle; Performance Shares. If the SPAC-listing does not occur within 12 months of the date of awards will lapse, Polestar will design a new cash long-term incentive;

The Company reserves the right to amend or cancel variable pay programs at its own discretion. All incentive schemes should be subject of approval from the Board of the Company.

Pension contribution
ITP1 as per Swedish National Collective Agreement on new base salary	SEK New calculation required based

Old Age Pension according to legislation and mandatory National Collective Agreement. Defined contribution pension ITP1 as per Swedish collective bargain agreement. Current agreement; • [***] • [***]

Polestar Performance AB Assar Gabrielssons väg 9 SE-405 31 Göteborg Sweden Polestar.com	Registered: Gothenburg, Sweden Registration no. 556653-3096

Polestar

Insurances

•  Polestar is bound by insurance of the Swedish National Collective Agreement, ‘Teknikavtalet’

•  Disability and Life insurance according to legislation and mandatory National Collective Agreement, (ITP & TGL)

•  Executive Management Health Care insurance

•  Travel Insurance for Company travel.

•  Counselling regarding Pension & Insurances will be offered in connection with the employment and one additional year.

Tax The Company will provide Tax Specialist support (information in connection with the move to Sweden and thereafter support with tax return following year).

Car Right to one company car (taxable benefit) and the right to one lease car as per net salary deduction.

Relocation Support

•  Full support to relocate to SWE (Household goods + 1 car + 9 months storage in Sweden)

•  Full housing costs covered by company 3 months

•  Housing cost support for additional 9 months (set-up to be discussed and arranged)

•  Commuting support in terms of annual train card (SJ Árskort)

•  School support (support with application to International School in Gbg)

•  Tax and pension support

Termination of employment Termination by the Employee - 6 months’ notice Termination by the Company - 12 months’ notice and 12 months’ Severance Pay

[***]	Polestar Performance AB Assar Gabrielssons väg 9 SE-405 31 Göteborg Sweden Polestar.com	Registered: Gothenburg, Sweden Registration no. 556653-3096

1. Appendix 5.3

Variable Pay programs

Mr. Johan Malmqvist will be entitled to participate in the Company’s variable pay programs at Polestar Performance AB in accordance with Company policy applicable from time to time.

The annual cash Short Term Variable Pay target is [***]% and should not exceed [***]% of the annual base salary.

Mr. Johan Malmqvist will be entitled to participate in the one off “At listing share based LTI program” and receive shares corresponding to an amount of SEK [***](gross before tax). Awards will vest in equal tranches over a 2-year period; the first tranche vests immediately at listing and the remaining two thirds will vest in equal tranches on the first and second anniversary of the date of grant subject to continued employment.

Mr. Johan Malmqvist will also be subject to participate in the recurring “Post IPO share based LTI program”. The Program is to be put in place in 2022 as per board decision. The annual LTIP provides annual awards of Performance Stock Units and Restricted Stock Units to selected employees, as determined by the Compensation Committee from time to time.

The Company reserves the right to amend or cancel the variable pay programs and its participants at its own discretion. All incentive schemes should be subject of approval from the Board of the Company.

This document replaces the document “Appendix 5.3, Variable Pay Program” signed 23 Aug 2021.

Gothenburg
Polestar Performance AB

/s/ Thomas Ingenlath	/s/ Johan Malmqvist
Thomas Ingenlath	Johan Malmqvist

CEO Polestar	The Employee

Polestar

/s/ Monika Franke
Monika Franke

Human Resources Polestar

Polestar Performance AB Assar Gabrielssons väg 9 SE-405 31 Göteborg Sweden Polestar.com	Registered: Gothenburg, Sweden Registration no. 556653-3096

Polestar

Appendix: Health Care Insurance

Mr Johan Malmqvist will be entitled to Health Care Insurance, at the Company’s expense, for Top Management at Polestar Performance AB

Mr Johan Malmqvist is aware and acknowledge that this type of benefit is subject to taxation under Swedish legislation.

Gothenburg 2021-08-23    2021

Polestar Performance AB

/s/ Thomas Ingenlath Thomas Ingenlath CEO Polestar	/s/ Johan Malmqvist Johan Malmqvist Employee

/s/ Monika Franke Monika Franke Human Resources Polestar

[1]	Presently, the insurer DKV is contracted by the Company

Appendix to employment contract dated …….

Health: Insurance . Security Class Confidential C40

Polestar Performance AB Assar Gabrielssons väg 9 SE-405 31 Göteborg Sweden Polestar.com	Registered: Gothenburg, Sweden Registration no. 556653-3096